UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2013

GEORGETOWN  BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35595	80-0817763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2 East Main Street, Georgetown, MA	01833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  978-352-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2013, Philip J. Bryan was promoted to Executive Vice President and Chief Operating Officer of Georgetown Bank, the wholly-owned subsidiary of Georgetown Bancorp, Inc.  Mr. Bryan, age 48, began employment with Georgetown Bank in October 2010 as Senior Vice President/Retail Lending Officer. Mr. Bryan was promoted to Senior Vice President and Chief Lending Officer in April 2011. From October 2009 to October 2010 Mr. Bryan was actively managing a business venture with his wife, which is still in operations today. Prior to that, Mr. Bryan served as Senior Vice President of Retail and Lending, in charge of both the retail branch network and the lending function for Metro Credit Union, Chelsea, Massachusetts from 2005 to 2009. He also served as Senior Vice President and State Manager of Small Business Lending for TD Banknorth from 2002 to 2005.

Item 9.01              Financial Statements and Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GEORGETOWN BANCORP, INC.

DATE: April 22, 2013	By:	/s/ Robert E. Balletto
Robert E. Balletto
President and Chief Executive Officer